UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 28, 2008 (January 22, 2008)

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)

6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Under a Lease Agreement dated October 11, 2006 (“Lease”), with Allstar Equities, Inc. (“Allstar”), INX Inc. (“INX”) occupies 16,488 square feet of a building for its principal executive offices in Houston, Texas.  Allstar is wholly owned by INX’s Chairman and Chief Executive Officer, James H. Long.  On January 25, 2008, Allstar sold the building and rights under the Lease to the General Consulate of Equatorial Guinea (“Consulate”), an unrelated third party.  In connection with the sale of the building, INX, Allstar and Consulate executed a First Amendment to INX Inc. Lease Agreement (“Amendment”) on January 22, 2008, which includes the following terms:

●	INX has the sole option to terminate its lease with 120 days notice for reasons specified in the Amendment. INX is not required to pay rent during the 120 day period.
●	INX has the right of first refusal on additional space on the second floor of the building.

The Amendment is filed with this Current Report as Exhibit 10.1 and is hereby incorporated by reference in this Item 1.01.  The Audit Committee of the Board of Directors reviewed and approved the related party transaction contemplated by the Amendment.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
10.1	First Amendment to INX Inc. Lease Agreement by and between Allstar Equities, Inc., INX Inc. and General Consulate of Equatorial Guinea dated January 22, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INX Inc.

Date: January 28, 2008	By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to INX Inc. Lease Agreement by and between Allstar Equities, Inc., INX Inc., and General Consulate of Equatorial Guinea dated January 22, 2008